                                                                     EXHIBIT 4.1

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                             ILLINOIS POWER COMPANY

                                       TO

                            BNY MIDWEST TRUST COMPANY


                                    ---------


                             Supplemental Indenture

                          DATED AS OF DECEMBER 15, 2002

                                       TO

                  General Mortgage Indenture and Deed of Trust

                          DATED AS OF NOVEMBER 1, 1992


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

                             ILLINOIS POWER COMPANY

                             SUPPLEMENTAL INDENTURE
                          DATED AS OF DECEMBER 15, 2002

                                Table of Contents

PARTIES       ..........................................................    1

RECITALS      ..........................................................    1

ARTICLE I.    DEFINITIONS ..............................................    3

ARTICLE II.   DESCRIPTION OF THE INITIAL BONDS .........................   27

ARTICLE III.  DESCRIPTION OF THE EXCHANGE BONDS AND THE  PRIVATE
              EXCHANGE BONDS ...........................................   34

ARTICLE IV.   ISSUE OF THE INITIAL BONDS, THE EXCHANGE BONDS AND
              THE PRIVATE EXCHANGE BONDS ...............................   39

ARTICLE V.    ADDITIONAL PROVISIONS RELATING TO THE INITIAL
              BONDS, THE EXCHANGE BONDS AND THE PRIVATE EXCHANGE
              BONDS ....................................................   47

ARTICLE VI.   AMENDMENT OF INDENTURE ...................................   82

ARTICLE VII.  THE TRUSTEE ..............................................   82

ARTICLE VIII. MISCELLANEOUS PROVISIONS .................................   82

SIGNATURES    ..........................................................   84

EXHIBIT A     ..........................................................  A-1

EXHIBIT B     ..........................................................  B-1

EXHIBIT C     ..........................................................  C-1

EXHIBIT D     ..........................................................  D-1

EXHIBIT E     ..........................................................  E-1

Supplemental Indenture dated as of December 15, 2002 ("Supplemental Indenture"), made by and between ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois, party of the first part, and BNY MIDWEST TRUST COMPANY, an Illinois trust company, as Trustee under the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, hereinafter mentioned, party of the second part.

                                 R E C I T A L S

         WHEREAS, the Company has heretofore executed and delivered its General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, as from time to time amended (the "Indenture"), to the Trustee for the security of the Bonds of the Company issued and to be issued thereunder (the "Bonds"); and

         WHEREAS, pursuant to the terms and provisions of the Indenture there were created and authorized by supplemental indentures thereto bearing the following dates, respectively, the Mortgage Bonds of the series issued thereunder and respectively identified opposite such dates:

        Date of
Supplemental Indenture                   Identification of Series                             Called
----------------------                   ------------------------                             ------
February 15, 1993                        8% Series due 2023                         Bonds of the 2023 Series
                                         (redeemed)

March 15, 1993                           6 1/8% Series due 2000                     Bonds of the 2000 Series
                                         (paid at maturity)

March 15, 1993                           6 3/4% Series due 2005                     Bonds of the 2005 Series

July 15, 1993                            7 1/2% Series due 2025                     Bonds of the 2025 Series

August 1, 1993                           6 1/2% Series due 2003                     Bonds of the 2003 Series

October 15, 1993                         5 5/8% Series due 2000                     Bonds of the Second 2000 Series
                                         (paid at maturity)

November 1, 1993                         Pollution Control Series M (redeemed)      Bonds of the Pollution Control
                                                                                    Series M

November 1, 1993                         Pollution Control Series N (redeemed)      Bonds of the Pollution Control
                                                                                    Series N

November 1, 1993                         Pollution Control Series O (redeemed)      Bonds of the Pollution Control
                                                                                    Series O

                                       1

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
April 1, 1997                 Pollution Control Series P                 Bonds of the Pollution Control
                                                                         Series P

April 1, 1997                 Pollution Control Series Q                 Bonds of the Pollution Control
                                                                         Series Q

April 1, 1997                 Pollution Control Series R                 Bonds of the Pollution Control
                                                                         Series R

March 1, 1998                 Pollution Control Series S                 Bonds of the Pollution Control
                                                                         Series S

March 1, 1998                 Pollution Control Series T                 Bonds of the Pollution Control
                                                                         Series T

July 15, 1998                 6 1/4% Series due 2002                     Bonds of the 2002 Series
                              (paid at maturity)

September 15, 1998            6% Series due 2003                         Bonds of the Second 2003 Series

June 15, 1999                 7.50% Series due 2009                      Bonds of the 2009 Series

July 15, 1999                 Pollution Control Series U                 Bonds of the Pollution Control
                                                                         Series U

July 15, 1999                 Pollution Control Series V                 Bonds of the Pollution Control
                                                                         Series V

May 1, 2001                   Pollution Control Series W                 Bonds of the Pollution Control
                                                                         Series W

May 1, 2001                   Pollution Control Series X                 Bonds of the Pollution Control
                                                                         Series X;

July 1, 2002                  10 5/8% Series due 2007 (not issued)       Bonds of the 2007 Series

July 1, 2002                  10 5/8% Series due 2012 (not issued)       Bonds of the 2012 Series

and

         WHEREAS a supplemental indenture with respect to the Mortgage Bonds of the 2007 Series and the Mortgage Bonds of the 2012 Series listed above was executed and filed but such Mortgage Bonds of the 2007 Series and Mortgage Bonds of the 2012 Series were never issued and a release with respect to such supplemental indenture was subsequently executed and filed; and

         WHEREAS, the Company desires to create three new series of Bonds to be issued under the Indenture to be known as (i) the Mortgage Bonds, 11.50% Series due 2010 (the "Initial Bonds"), (ii) the Exchange Bonds (as defined herein) for issue only in a Registered Exchange Offer (as defined herein) pursuant to the Registration Rights Agreement (as defined herein), for a like principal amount of Initial Bonds and (iii) the Private Exchange Bonds (as defined herein) for issue only in a Private Exchange (as defined herein) pursuant to a Registration Rights Agreement for a like principal amount of Initial Bonds, the form and substance of the Initial Bonds, Exchange Bonds and Private Exchange Bonds and the terms, provisions and conditions thereof to be as set forth in the Indenture and this Supplemental Indenture; and

         WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

         WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         THAT the Company, in consideration of the purchase and ownership from time to time of the Mortgage Bonds and the service by the Trustee, and its successors, under the Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Mortgage Bonds as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         SECTION 1.

         Set forth below are certain defined terms used in this Supplemental Indenture. Terms used in this Supplemental Indenture and

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not otherwise defined in this Supplemental Indenture shall have the meanings assigned to them in the Indenture.

         "Acquired Debt" means with respect to any specified Person:

         (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and

         (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a specified Person will be deemed to be control by the other Person; provided further that any third Person which also beneficially owns 10% or more of the Voting Stock of the other Person shall not be deemed an Affiliate of the specified Person merely because of such common ownership in the other Person. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. Notwithstanding the preceding, no Transitional Funding Trust will be deemed to be an Affiliate of the Company or any of its Restricted Subsidiaries.

         "Affiliate Transaction" has the meaning assigned to it in Article V,
Section 4(f)(i) of this Supplemental Indenture.

         "Agent Members" has the meaning assigned to it in Article IV, Section 3(b) of this Supplemental Indenture.

         "Asset Sale" means:

         (1) the sale, lease, conveyance or other disposition of any assets or rights, other than inventory, obsolete equipment or the sales or transportation of electricity or gas supply in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by the provisions in Article V,
Section 6(a) under the caption "Repurchase at the Option of Holders---Offer to

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         Purchase Upon Change of Control," and Article V, Section 4(e) under the caption "Triggering Events--Merger, Consolidation or Sale of Assets" and not by
Article V, Section 6(b) under the caption "Repurchase at the Option of Holders--Asset Sales" of this Supplemental Indenture; and

         (2) the issuance of Equity Interests in any of the Company's Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

         Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

         (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

         (2) a transfer of assets, rights or Equity Interests in a Restricted Subsidiary between or among the Company and its Restricted Subsidiaries;

         (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

         (4) a Restricted Payment or Permitted Investment that does not result in a Triggering Event described in Article V, Section 4(a) under the caption "Triggering Events--Restricted Payments";

         (5) sales, transfers or other dispositions of assets, including Capital Stock of Restricted Subsidiaries, or rights for consideration at least equal to the fair market value of the assets or rights sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or property or assets (other than cash, except to extent used as a bona fide means of equalizing the value of the property or assets involved in the swap transaction) of a nature or type or that are used in, a business of the Company and its Restricted Subsidiaries existing on the date of such sale or other disposition; provided, however, that any cash received by the Company shall be treated as Net Proceeds and applied as set forth in the Triggering Event described in Article V, Section 6(b) under the caption "Repurchase at the Option of Holders--Asset Sales"; provided further that the fair market value of the assets sold or disposed of is determined as provided in Article V, Section 4(a)(iii) of the Trigging Event described below under "Triggering Events--Restricted Payments".

         (6) a sale, transfer or disposition of the Tilton Energy Center for consideration not less than the Company's purchase price;

         (7) any sale, transfer or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

         (8) the creation or perfection of a Lien on any properties or assets (or any income or profit therefrom) of the Company or any of its Restricted Subsidiaries that is permitted by the Triggering Event described in Article V,
Section 4(c) the caption "Triggering Events--Liens";

         (9) the surrender or waiver of contract rights or the settlement, release or surrender of contractual, non-contractual or other claims of any kind, in each case with Persons who are not Affiliates;

         (10) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property; and

         (11) the sale to a Transitional Funding Trust, either directly or indirectly, of any intangible transition property established pursuant to a transitional funding order issued by the ICC.

         "Asset Sale Offer" has the meaning assigned to it in Article V, Section 7(a) of this Supplemental Indenture.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means:

         (1) with respect to a corporation, the board of directors of the corporation;

         (2) with respect to a partnership having a corporate general partner, the board of directors of the general partner of the partnership; and

         (3) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Board Resolution" means a copy of a resolution certified by the Secretary or Assistant Secretary, or the equivalent thereof, to have been duly adopted by the Board of Directors of a Person and to be in full force and effect on the date of such certification.

         "Bonds" has the meaning assigned to it in the first Recital of this Supplemental Indenture.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

         (1)      in the case of a corporation, corporate stock;

         (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

         (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means:

         (1)      United States dollars;

         (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

         (3) certificates of deposit and eurodollar time deposits with maturities of 180 days or less from the date of acquisition, bankers' acceptances with maturities not exceeding 180 days and overnight bank deposits and similar types of investments routinely offered by commercial banks, in each case, with any lender under a Credit Facility or any commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

         (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

         (5) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and in each case maturing within 270 days after the date of acquisition; and

         (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "Change of Control" means the occurrence of any of the following:

         (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act, including any "group" with the meaning of the Exchange Act) other than to Dynegy or a Subsidiary of Dynegy;

         (2) the adoption of a plan relating to the liquidation or dissolution of the Company or Dynegy;

         (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 40% of the Voting Stock of the Company or Illinova or Dynegy, measured by voting power rather than number of shares; or

         (4) the first day on which a majority of the members of the Board of Directors of the Company or Dynegy are not Continuing Directors.

         "Change of Control Offer" has the meaning assigned to it in Article V,
Section 6(a)(i) of this Supplemental Indenture.

         "Change of Control Payment" has the meaning assigned to it in Article V, Section 6(a)(i) of this Supplemental Indenture.

         "Change of Control Payment Date" has the meaning assigned to it in
Article V, Section 6(a)(ii) of this Supplemental Indenture.

         "Commission" means the U.S. Securities and Exchange Commission or any successor agency.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

         (1) an amount equal to any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale or the disposition of any securities or extinguishment of Indebtedness, to the extent such losses were deducted in computing such Consolidated Net Income; plus

         (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

         (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

         (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

         (5) all extraordinary, unusual or non-recurring items of loss or expense to the extent not included in clause (1) above;
minus

         (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP; provided that non-cash expenses recorded as a result of deferred energy accounting will not be added to Consolidated Net Income.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

         (1) the aggregate Net Income (but not net loss in excess of such aggregate Net Income) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

         (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

         (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

         (4) the cumulative effect of a change in accounting principles will be excluded; and

         (5) any equity in earnings or losses of Illinova or Dynegy will be excluded.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

         (1) was a member of the Board of Directors on the original issue date of the Initial Bonds; or

         (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, and includes any securities issued pursuant to the Indenture in order to secure any amounts outstanding under a credit facility from time to time; provided that the obligation of the Company to make any payment on any such securities shall be:

         (1) no greater than the amount required to be paid under such credit facility that is secured by such payment obligation;

         (2) payable no earlier than such amount is required to be paid under such credit facility; and

         (3) deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid such amount under such credit facility;

provided further, that any amounts the Company is obligated to pay under such securities will not be included for purposes of determining the aggregate amount outstanding under Credit Facilities that is permitted under Article V, Section 4(b)(ii)(A) under the caption "Triggering Events--Incurrence of Indebtedness and Issuance of Preferred Stock" below.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default as defined in the Indenture.

         "Depository" or "DTC" means The Depository Trust Company, its nominees and their respective successors.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than as a result of an optional redemption by the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Mortgage Bonds mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the Triggering Event described in Article V, Section 4(a) under the caption "Triggering Events--Restricted Payments".

         "DMG Power Purchase Agreement" means the Power Purchase Agreement between the Company and Dynegy Midwest Generation, Inc. existing on the Issue Date, as amended, restated, modified, renewed or replaced in whole or in part from time to time, provided that any such amendment, restatement, modification, renewal or replacement shall have been approved by appropriate regulatory authorities.

         "Dynegy" means Dynegy, Inc., an Illinois corporation and the parent company of Illinova and the indirect parent company of the Company.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Escrow Agreement" means the Escrow Agreement to be dated as of the Issue Date by and among Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers, the Trustee and the escrow agent named therein relating to the proceeds of the Tranche Two Initial Bonds.

         "Event of Default" means an Event of Default as defined in the Indenture.

         "Excess Proceeds" has the meaning assigned to it in Article V, Section 6(b)(iv) of this Supplemental Indenture. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Bonds" has the meaning assigned to it in Article III, Section 1 of this Supplemental Indenture.

         "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under a Credit Facility) in existence on the original issue date of the Initial Bonds and the Transitional Funding Notes Series 1998-1 issued by a Transitional Funding Trust, and any Indebtedness consisting of letters of credit for purposes of supporting the Company's obligations arising out of its sale of its electric transmission assets, not to exceed $45 million at any time outstanding.

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

         (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, the interest component of all distributions made by a Transitional Funding Trust to holders of its Transitional Funding Notes, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations described in clause (1) of the definition of Hedging Obligations; plus

         (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period;
plus

         (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

         (4) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

         "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the end of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

         (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business) and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

         (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

         (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the original issue date of the Initial Bonds.

         "Global Bonds" has the meaning assigned to it in Article IV, Section 3(a) of this Supplemental Indenture.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any specified Person, the net obligations (not the notional amount) of such Person incurred in the normal course of business and not for speculative purposes under:

         (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements designed to protect the Person entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation;

         (2) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions designed to protect the Person entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation;

         (3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that Person at the time; and

         (4) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "ICC" means the Illinois Commerce Commission.

         "Illinova" means Illinova Corporation, an Illinois corporation and direct parent company of the Company.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

         (1)      in respect of borrowed money;

         (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof other than letters of credit taken out by such Person in the ordinary course of business, to the extent not drawn);

         (3)      in respect of banker's acceptances;

         (4)      representing Capital Lease Obligations;

         (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

         (6)      representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date will be:

         (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

         (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" has the meaning assigned to it in the first paragraph of this Supplemental Indenture.

         "Initial Bonds" has the meaning assigned to it in Article II Section 1 of this Supplemental Indenture.

         "Initial Purchasers" means, with respect to the Initial Bonds, the entities identified as purchasers in the Purchase Agreement.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, moving, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Article V, Section 4(a)(iii) under the caption "Triggering Events--Restricted Payments". The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Article V, Section 4(a)(iii) of the Triggering Event described below under the caption "Triggering Events--Restricted Payments".

         "Issue Date" means the original issue date of the Tranche One Initial Bonds and is sometimes referred to as the "original issue date" in this Supplemental Indenture.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement representing a lease not intended as a security agreement.

         "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

         "Mortgage Bonds" means the Mortgage Bonds, 11.50% Series due 2010 and includes, if, as and when issued, the Initial Bonds, the Exchange Bonds and the Private Exchange Bonds, as applicable.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

         (1) the aggregate gain (but not loss in excess of such aggregate gain), together with any related provision for taxes on such gain (but not loss in excess of such aggregate gain), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

         (2) the aggregate extraordinary, unusual or non-recurring gain (but not loss in excess of such aggregate extraordinary gain), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale in cash or Cash Equivalents (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or estimated to be payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness:

         (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

         (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Mortgage Bonds) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

         (3) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offer Amount" has the meaning assigned to it in Article V, Section 7(b) of this Supplemental Indenture.

         "Offer Period" has the meaning assigned to it in Article V, Section 7(b) of this Supplemental Indenture.

         "Permitted Business" means any business that derives a majority of its revenues from the business engaged in by the Company and its Restricted Subsidiaries on the original issue date of the Mortgage Bonds and/or activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the original issue date of the Mortgage Bonds, as determined in good faith by the Board of Directors.

         "Permitted Investments" means:

         (1) any Investment in the Company or in a Restricted Subsidiary of the Company (excluding redemptions, purchases, acquisitions or retirements of Equity Interests of the Company);

         (2)      any Investment in Cash Equivalents;

         (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                  (a) such Person becomes a Restricted Subsidiary of the Company; or

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company);

         (4) any Investment made as a result of the receipt of consideration consisting of other than cash or Cash Equivalents from (a) an Asset Sale that was made pursuant to and in compliance with the provisions in
Article V, Section 6(b) under the caption "Repurchase at the Option of Holders--Asset Sales" or (b) a disposition of assets not constituting an Asset Sale pursuant to clause (1) of the items deemed not to be Asset Sales under the definition of "Asset Sale";

         (5) any acquisition of assets to the extent it is in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

         (6) any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

         (7)      Hedging Obligations;

         (8) payroll advances or loans in the ordinary course of business to officers and employees of the Company or any of its Restricted Subsidiaries, so long as the aggregate principal amount of such advances or loans that constitute Investments does not exceed $1.0 million at any one time outstanding;

         (9) any Investments made in accordance with clause (5) of the definition of "Asset Sale" with respect to items not deemed to be Asset Sales; and

         (10) other Investments in any Person that is not also a Restricted Subsidiary of the Company having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) since the original issue date of the Mortgage Bonds, not to exceed $5 million.

         "Permitted Liens" means:

         (1) Liens securing any Indebtedness under a Credit Facility that was permitted by the terms of this Supplemental Indenture to be incurred, and all Obligations and Hedging Obligations relating to such Indebtedness;

         (2)      Liens in favor of the Company or any Subsidiary Guarantors;

         (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

         (4) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

         (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

         (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Article V, Section 4(b)(ii)(D) under the caption "Triggering Events--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

         (7) Liens securing Existing Indebtedness (including the Lien of the Indenture);

         (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

         (9) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to Indebtedness or Attributable Debt (including Hedging Obligations) that does not exceed $15.0 million at any one time outstanding;

         (10) Liens to secure Indebtedness permitted by Article V, Section 4(b)(ii)(G),(M) or (N) "Triggering Events--Incurrence of Indebtedness and Issuance of Preferred Stock";

         (11) Liens securing the Mortgage Bonds or any other Indebtedness issued or to be issued under the Indenture that was permitted to be incurred under the terms of Article V, Section 4(b) under the caption "Triggering Events--Incurrence of Indebtedness and Issuance of Preferred Stock");

         (12) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

         (13) Liens, including pledges, rights of offset and bankers' liens, on deposit accounts, instruments, investment accounts and investment property (including cash, cash equivalents and marketable securities) from time to time maintained with or held by any financial and/or depository institutions, in each case solely to secure any and all Indebtedness or Attributable Debt Obligations now or hereafter existing of the Company or any of its Subsidiaries in connection with any deposit account, investment account or cash management service (including ACH, Fedwire, CHIPS, concentration and zero balance accounts, and controlled disbursement, lockbox or restricted accounts) now or hereafter provided by any financial and/or depository institutions to or for the benefit of the Company, any of its Subsidiaries or any special purpose entity directly or indirectly providing loans to or making receivables purchases from the Company or any of its Subsidiaries; and

         (14) Liens resulting from the creation and establishment of intangible transition property pursuant to a transitional funding order issued by the ICC.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries or a Transitional Funding Trust (other than intercompany Indebtedness) or issued in replacement of any such Indebtedness repaid or otherwise retired within the preceding three months; provided that:

         (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

         (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that if such Permitted Refinancing Indebtedness is issued in exchange for or the net proceeds of which are used for the purpose of extending, refinancing, renewing, replacing, defeasing or refunding Indebtedness of a Transitional Funding Trust, such Permitted

Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity greater than the Weighted Average Life to Maturity of, the Mortgage Bonds.

         (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Mortgage Bonds, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Mortgage Bonds on terms at least as favorable to the holders of Mortgage Bonds as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

         (4) if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, then such Permitted Refinancing Indebtedness is solely the Indebtedness of the Company.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Private Exchange" means the offer by the Company pursuant to the Registration Rights Agreement to the Initial Purchasers to issue and deliver to the Initial Purchasers in exchange for the Initial Bonds held by the Initial Purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Bonds.

         "Private Exchange Bonds" has the meaning specified in Article III,
Section 2 of this Supplemental Indenture.

         "Purchase Agreement" means, with respect to the Initial Bonds, the Purchase Agreement dated December 17, 2002 among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Rating Agencies" means S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Mortgage Bonds publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of its Board of Directors) which shall be substituted for S&P or Moody's or both, as the case may be.

         "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to Holders of Initial Bonds eligible to participate in the offer, to issue and deliver to such Holders, in exchange for the Initial Bonds, a like aggregate principal amount of Exchange Bonds registered under the Securities Act.

         "Registration Rights Agreement" means with respect to the Initial Bonds, the Registration Rights Agreement by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

         "Restricted Global Bond" has the meaning assigned to it in Article IV,
Section 3(a) of this Supplemental Indenture.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Payments" has the meaning assigned to it in Article V,
Section 4(a) of this Supplemental Indenture.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Custodian" means the custodian with respect to a Global Bond (as appointed by the Depository), or any successor Person thereto, and shall initially be the Trustee.

         "Services and Facilities Agreement" means the Services and Facilities Agreement, dated as of June 27, 2000, among Dynegy, the Company and Illinova, as amended, restated, modified, renewed or replaced in whole or in part from time to time, provided that any such amendment, restatement, modification, renewal or replacement shall have been approved by appropriate regulatory authorities.

         "Shelf Registration Statement" means the registration statement filed by the Company in connection with the offer and sale of Initial Bonds or Private Exchange Bonds pursuant to the Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the original issue date of the Initial Bonds.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person:

         (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         A Transitional Funding Trust will not be deemed to be a Subsidiary of the Company or any of its Subsidiaries notwithstanding that the financial results of such Transitional Funding Trust are consolidated with those of the Company in accordance with GAAP, except for purposes of calculating the Fixed Charge Coverage Ratio and its components (including Consolidated Net Income).

         "Subsidiary Guarantee" means any Guarantee of the Mortgage Bonds to be executed by any Subsidiary of the Company pursuant to Article V, Section 4(h) under the caption "Triggering Events--Future Subsidiary Guarantees".

         "Subsidiary Guarantors" means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

         "Supplemental Indenture" has the meaning assigned to it in the first paragraph of this Supplemental Indenture.

         "Tranche One Initial Bonds" has the meaning assigned to it in Article II, Section 1 of this Supplemental Indenture.

         "Tranche Two Initial Bonds" has the meaning assigned to it in Article II, Section 1 of this Supplemental Indenture.

         "Transfer Restricted Bonds" means Initial Bonds or Private Exchange Bonds that bear or are required to bear the legend set forth in Article IV,
Section 4(b).

         "Transitional Funding Notes" means any debt securities issued by a Transitional Funding Trust in accordance with a transitional funding order of the ICC.

         "Transitional Funding Trust" means the Illinois Power Special Purpose Trust or any future similar entity, the only assets of which are the intangible transition property which is the right to receive transition charges collected by the Company.

         "Triggering Event" has the meaning assigned to it in Article V, Section 3(a) of this Supplemental Indenture.

         "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

         (1)      has no Indebtedness other than Non-Recourse Debt;

         (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

         (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

         (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

         (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of the Company of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by Article V, Section 4(a) under the caption "Triggering Events--Restricted Payments". If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Article V, Section 4(b) under the caption "Triggering Events--Incurrence of Indebtedness and Issuance of Preferred Stock", such a Triggering Event will occur.

         "U.S." means the United States of America.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

         (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

         (2)      the then outstanding principal amount of such Indebtedness.

         "Wholly-Owned Subsidiary" means, with respect to any specified Person:

         (1) any Subsidiary of which 100% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the Subsidiary is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2) any Subsidiary all the general partnership interest and limited partnership interests, if any, of which are owned, directly or indirectly, by that Person or one or more other Subsidiaries of that Person (or any combination thereof).

                                  ARTICLE II.

                        DESCRIPTION OF THE INITIAL BONDS

         SECTION 1. The Company hereby creates a new series of Bonds to be known as the "Mortgage Bonds, 11.50% Series due 2010" (the "Initial Bonds"). The Initial Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified, including the provisions of Article V of this Supplemental Indenture. References in Article V to "Mortgage Bonds" shall be deemed to include the Initial Bonds.

         The Initial Bonds shall be issued in two Tranches with identical terms except as to principal amount and date of issuance. The first Tranche shall be in the aggregate principal amount of $400,000,000 which shall be issued on the Issue Date (the "Tranche One Initial Bonds"). The second Tranche shall be in the aggregate principal amount of $150,000,000, and shall be issued, subject to ICC approval, on or before January 31, 2003 (the "Tranche Two Initial Bonds").

         The commencement of the first interest period for the Initial Bonds shall be December 20, 2002. All Initial Bonds shall mature on December 15, 2010, and shall bear interest at the rate of ELEVEN AND ONE-HALF PER CENT (11.50%) per annum, payable semi-annually on June 15 and December 15, in each year, commencing June 15, 2003, until the principal sum is paid in full. If such June 15 or December 15 shall be a legal holiday or a day on which banking institutions in New York, New York, are not open for business, then the interest shall be payable on the next succeeding day which shall not be (i) a legal holiday or (ii) a day on which such institutions are not open for business. The person in whose name any of the Initial Bonds are registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Initial Bonds upon any transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid as provided in Section 3.07 of the Indenture.

         The Company shall perform its obligations under the Registration Rights Agreement and shall comply in all material respects with the terms and conditions contained therein including, without limitation, the payment of additional interest (as described in Section 2.5 of the Registration Rights Agreement).

         The term "record date" as used in this Section with respect to any interest payment date shall mean the June 1 or December 1, as the case may be, next preceding the semi-annual interest payment date, or, if such June 1 or December 1 shall be a legal holiday or a day on which banking institutions in New York, New York, are not open for business, then the next preceding day which shall not be (i) a legal holiday or (ii) a day on which such institutions are not open for business.

         SECTION 2. The Initial Bonds shall be issued only as registered bonds without coupons of the denomination of $1,000, or any integral multiple of $1,000, appropriately numbered. The Initial Bonds may be exchanged, upon surrender thereof, at the agency of the Company in the City of Chicago, Illinois, for one or more Initial Bonds of other authorized denominations, for the same aggregate principal amount, subject to the terms and conditions set forth in the Indenture.

         The Initial Bonds may be exchanged or transferred without expense to the registered owner thereof except that any taxes or other governmental charges required to be paid with respect to such transfer or exchange shall be paid by the registered owner requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

         SECTION 3. The Trustee shall be the Bond Registrar and the Paying Agent for the Initial Bonds; provided, however, that the Company reserves the right to change the Bond Registrar and the Paying Agent.

         SECTION 4. The Initial Bonds and the Trustee's Certificate of Authentication shall be substantially in the following forms respectively, and each such Initial Bond shall have annexed thereto an Assignment and an Option of Holder to Elect Purchase substantially in the forms of Exhibit D and Exhibit E hereto, respectively:

                             [Form of Face of Bond]

         THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. UNLESS THIS GLOBAL BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO ILLINOIS POWER COMPANY OR ITS AGENT OR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE

RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.*

                            [Restricted Bonds Legend]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OTHER STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ILLINOIS POWER COMPANY (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR TO SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES SUCH SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
                  (7) UNDER THE SECURITIES ACT ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS

----------------------
         * To be included in a book-entry bond.

                  COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                             ILLINOIS POWER COMPANY
             (Incorporated under the laws of the State of Illinois)

                  INITIAL MORTGAGE BOND, 11.50% SERIES DUE 2010

No. . . . . .                                                       $550,000,000

         ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of Five Hundred and Fifty Million Dollars ($550,000,000) [or such amount as is indicated on the Schedule of Exchanges of Bonds attached as Exhibit A]* on December 15, 2010, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from December 20, 2002, payable semi-annually on June 15 and December 15 in each year, commencing June 15, 2003, at the rate of ELEVEN AND ONE-HALF PER CENT (11.50%) per annum, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest so payable on any June 15 or December 15, will, subject to certain exceptions provided in the Supplemental Indenture dated as of December 15, 2002, be paid to the person in whose name this Mortgage Bond is registered at the close of business on the immediately preceding June 1 or December 1, as the case may be. Both principal of, and interest on, this Mortgage Bond are payable at the agency of the Company in the City of Chicago, Illinois. So long as any Mortgage Bonds are represented by a Global Bond, interest (other than interest payable at maturity or upon redemption) shall be paid in immediately available funds by wire transfer to the Depository for such Mortgage Bonds, on the written order of the Depository.

         Payment of interest (other than interest payable in accordance with the provisions of the immediately preceding paragraph) will, subject to certain exceptions provided in the Indenture referred to herein, be made by check, mailed to the address of the person entitled thereto as such address shall appear in the security register as of the applicable record date or, at the option of the Holder, by wire transfer to an account maintained by such person with a bank located in the United States.

         This Mortgage Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of BNY Midwest Trust

---------------
         * To be included in a book-entry bond.

Company, the Trustee under the Indenture, or a successor trustee thereto under the Indenture (the "Trustee").

         The provisions of this Mortgage Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                      Illinois Commerce Commission No. 6224

         IN WITNESS WHEREOF, the Company has caused this Mortgage Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in the Indenture, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in the Indenture.

Dated:  December 20, 2002                   ILLINOIS POWER COMPANY


                                            By:______________________________
                                                 Authorized Executive Officer

(Corporate Seal)

ATTEST:

_________________________________
     Authorized Executive Officer

                [Form of Trustee's Certificate of Authentication]

         This Mortgage Bond is one of the bonds of the series designated therein referred to in the within-mentioned Indenture dated as of November 1, 1992 and the Supplemental Indenture dated as of December 15, 2002.

                                           BNY MIDWEST TRUST COMPANY,
                                                                       Trustee,

                                           By:  _____________________________
                                                  Authorized Signatory

                            [Form of Reverse of Bond]

         This Mortgage Bond is one of a duly authorized issue of bonds of the Company (the "Bonds") in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a General Mortgage Indenture and Deed of Trust (the "Indenture"), dated as of November 1, 1992, executed by the Company to BNY Midwest Trust Company (the "Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Mortgage Bond is one of a series designated as the "Mortgage Bonds, 11.50% Series due 2010" (the "Mortgage Bonds of the 2010 Series") of the Company, limited in aggregate principal amount to $550,000,000, issued under and secured by the Indenture and described in the supplemental indenture dated as of December 15, 2002 (the "Supplemental Indenture dated as of December 15, 2002"), between the Company and the Trustee, supplemental to the Indenture.

         The Mortgage Bonds of the 2010 Series are subject to additional terms and conditions, including optional redemption, mandatory redemption, redemption at the option of the Holders, and certain Triggering Events, all as more fully set forth in Article V of the Supplemental Indenture dated as of December 15, 2002.

         In case an Event of Default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may be rescinded under certain circumstances.

         In addition to the rights provided to Holders of the Mortgage Bonds of the 2010 Series under the Indenture, Holders of the Mortgage Bonds of the 2010 Series shall have all the rights set forth in the Registration Rights Agreement, as defined in the Supplemental Indenture dated as of December 15, 2002, including without limitation the right to receive additional interest as described in Section 2.5 thereof.

                                  ARTICLE III.

                    DESCRIPTION OF THE EXCHANGE BONDS AND THE
                             PRIVATE EXCHANGE BONDS.

        SECTION 1. The Company hereby creates a new series of Bonds to be known as the "Exchange Mortgage Bonds, 11.50% Series due 2010" (the "Exchange Bonds"). The terms of the Exchange Bonds shall be identical in all material respects to the terms of the Initial Bonds. The Exchange Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified, including the provisions of Article V of this Supplemental Indenture. References in Article V to "Mortgage Bonds" shall be deemed to include the Exchange Bonds.

        SECTION 2. The Company hereby creates a new series of Bonds to be known as the "Private Exchange Mortgage Bonds, 11.50% Series due 2010" (the "Private Exchange Bonds"). The terms of the Private Exchange Bonds shall be identical in all material respects to the terms of the Initial Bonds. The Private Exchange Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified, including the provisions of Article V of this Supplemental Indenture. References in Article V to the "Mortgage Bonds" shall be deemed to include the Private Exchange Bonds.

        SECTION 3. The Trustee shall be the Bond Registrar and the Paying Agent for the Exchange Bonds and the Private Exchange Bonds; provided, however, that the Company reserves the right to change the Bond Registrar and the Paying Agent.

        SECTION 4. Each series of the Exchange Bonds and Private Exchange Bonds and the Trustee's Certificate of Authentication shall be substantially in the following forms (except that the Private Exchange Bonds shall contain the Restricted Bonds Legend from the Initial Bonds as set forth below, and each such Mortgage Bond shall have annexed thereto an Assignment and an Option of Holder to Elect Purchase substantially in the forms of Exhibit D and Exhibit E hereto, respectively):

                             [Form of Face of Bond]

         THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. UNLESS THIS GLOBAL BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO ILLINOIS POWER COMPANY OR ITS AGENT OR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS

MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.*

                            [Restricted Bonds Legend]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OTHER STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ILLINOIS POWER COMPANY (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR TO SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES SUCH SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
                  (7) UNDER THE SECURITIES ACT ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE

-------------------------
         * To be included in a book-entry bond.

                  TRUSTEE'S RIGHT PRIOR TO ANY SUCH SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                             ILLINOIS POWER COMPANY
             (Incorporated under the laws of the State of Illinois)

            [PRIVATE] EXCHANGE MORTGAGE BOND, 11.50% SERIES DUE 2010

No. . . . . .                                                       $550,000,000

         ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of Five Hundred and Fifty Million Dollars ($550,000,000) [or such amount as is indicated on the Schedule of Exchanges of Bonds attached as Exhibit A]* on December 15, 2010, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from December 20, 2002, payable semi-annually on June 15 and December 15 in each year, commencing June 15, 2003, at the rate of ELEVEN AND ONE-HALF PER CENT (11.50%) per annum, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest so payable on any June 15 or December 15, will, subject to certain exceptions provided in the Supplemental Indenture dated as of December 15, 2002, be paid to the person in whose name this [Private] Exchange Bond is registered at the close of business on the immediately preceding June 1 or December 1, as the case may be. Both principal of, and interest on, this [Private] Exchange Bond are payable at the agency of the Company in the City of Chicago, Illinois. So long as any [Private] Exchange Bonds are represented by a Global Bond, interest (other than interest payable at maturity or upon redemption) shall be paid in immediately available funds by wire transfer to the Depository for such [Private] Exchange Bonds, on the written order of the Depository.

         Payment of interest (other than interest payable in accordance with the provisions of the immediately preceding paragraph) will, subject to certain exceptions provided in the Indenture referred to herein, be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register as of the applicable record date or, at the option of the Holder, by wire transfer to an account maintained by such person with a bank located in the United States.

         This [Private] Exchange Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of BNY Midwest

------------------
         * To be included in a book-entry bond.

Trust Company, the Trustee under the Indenture, or a successor trustee thereto under the Indenture (the "Trustee").

         The provisions of this [Private] Exchange Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  Illinois Commerce Commission No. [6250][6251]

         IN WITNESS WHEREOF, the Company has caused this [Private] Exchange Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in the Indenture, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in the Indenture.

Dated:  ____________, 2002                   ILLINOIS POWER COMPANY


                                             By:  _____________________________
                                                   Authorized Executive Officer

(Corporate Seal)

ATTEST:

_______________________________
   Authorized Executive Officer

                [Form of Trustee's Certificate of Authentication]

         This [Private] Exchange Bond is one of the bonds of the series designated therein referred to in the within-mentioned Indenture dated as of November 1, 1992 and the Supplemental Indenture dated as of December 15, 2002.

                                             BNY MIDWEST TRUST COMPANY,
                                                                        Trustee,

                                             By:  _____________________________
                                                   Authorized Signatory

                            [Form of Reverse of Bond]

         This [Private] Exchange Bond is one of a duly authorized issue of bonds of the Company (the "Bonds") in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a General Mortgage Indenture and Deed of Trust (the "Indenture"), dated as of November 1, 1992, executed by the Company to BNY Midwest Trust Company (the "Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This [Private] Exchange Bond is one of a series designated as the "11.50% [Private] Exchange Bonds, 11.50% due 2010" (the "[Private] Exchange Bonds") of the Company, limited in aggregate principal amount to $550,000,000, issued under and secured by the Indenture and described in the supplemental indenture dated as of December 15, 2002 (the "Supplemental Indenture dated as of December 15, 2002"), between the Company and the Trustee, supplemental to the Indenture.

         The [Private] Exchange Bonds are subject to additional terms and conditions, including optional redemption, mandatory redemption, redemption at the option of the Holders, and certain Triggering Events, all as more fully set forth in Article V of the Supplemental Indenture dated as of December 15, 2002.

         In case an Event of Default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may be rescinded under certain circumstances.

         [In addition to the rights provided to Holders of the Private Exchange Bonds under the Indenture, Holders of the Private Exchange Bonds shall have all the rights set forth in the Registration Rights Agreement, as defined in the Supplemental Indenture, dated as of December 15, 2002, including without limitation the right to receive additional interest as described in Section 2.5 thereof.]

                                  ARTICLE IV.

  ISSUE OF THE INITIAL BONDS, THE EXCHANGE BONDS AND THE PRIVATE EXCHANGE BONDS

         SECTION 1. (a) Authentication of Initial Bonds. The Company hereby exercises the right to obtain the authentication and delivery by the Trustee on the Issue Date of (i) $375,000,000 of the Tranche One Initial Bonds on the basis of Property Additions pursuant to Section 4.03 of the Indenture, and (ii) $25,000,000 of the Tranche One Initial Bonds on the basis of Retired Bonds pursuant to Section 4.04 of the Indenture. The Company hereby exercises the right to obtain the authentication and delivery by the Trustee of the Tranche Two Initial Bonds at such time after the Issue Date and on or before January 31, 2003, as may be set forth in a Company Order in accordance with the terms of the Indenture.

        (b) Authentication of Exchange Bonds and Private Exchange Bonds. The Company hereby exercises the right to obtain the authentication and delivery by the Trustee of the Exchange Bonds for issue only in a Registered Exchange Offer and the Private Exchange Bonds for issue only in a Private Exchange pursuant to the Registration Rights Agreement for a like principal amount of Initial Bonds, in each case at such time after the Issue Date as may be set forth in a Company Order in accordance with the terms of the Indenture.

        (c) Maximum Amount. The aggregate principal amount of Initial Bonds, Exchange Bonds and Private Exchange Bonds outstanding at any time may not exceed $550,000,000.

        SECTION 2. The Initial Bonds, the Exchange Bonds and the Private Exchange Bonds may be authenticated and delivered prior to the filing for recordation of this Supplemental Indenture.

        SECTION 3. (a) Form and Dating. Initial Bonds shall be offered and sold only to QIBs in reliance on Rule 144A, and the Private Exchange Bonds shall be issued only as provided in the Registration Rights Agreement. Both Initial Bonds and Private Exchange Bonds shall be issued initially in the form of one or more permanent global bonds in definitive, fully registered form without interest coupons with the applicable global securities legend and restricted securities legend set forth in Articles II and III (each, a "Restricted Global Bond"). Each Restricted Global Bond representing Initial Bonds shall be deposited on behalf of the purchasers of the Initial Bonds represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian (or with such other Securities Custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided herein. Institutional Accredited Investors who are offered and sold Initial Bonds by QIBs shall receive physical delivery of certificated Initial Bonds. Exchange Bonds shall be issued in global form (with the global securities legend set forth in this Article IV). Exchange Bonds issued in global form and Restricted Global Bonds are sometimes referred to in this Supplemental Indenture as "Global Bonds." The aggregate principal amount of the Global Bonds may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Such exchanges of Global Bonds and the decrease or increase in the principal amount of a Global Bond will be reported on a schedule (in substantially the form of Exhibit A).

         The Initial Bonds, the Exchange Bonds and the Private Exchange Bonds shall be treated for all purposes under the Indenture as a single class.

         (b) Book-Entry Provisions. This Section 3(b) shall apply only to a Global Bond deposited with or on behalf of the Depository.

         The Company shall execute and the Trustee shall, in accordance with this Section 3(b), authenticate and deliver initially one or more Global Bonds that (a) shall be registered in the name of the Depository or the nominee of the Depository and (b) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Trustee as Securities Custodian.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Supplemental Indenture with respect to any Global Bond held on their behalf by the Depository or by the Trustee as the Securities Custodian or under such Global Bond, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Bond.

         (c) Certificated Bonds. Except as provided in Section 3, Section 4 or Section 5 of this Article IV, owners of beneficial interests in Global Bonds shall not be entitled to receive physical delivery of Initial Bonds, Exchange Bonds or Private Exchange Bonds in certificated form.

         SECTION 4. (a) Transfer and Exchange of Global Bonds. (i) The transfer and exchange of Global Bonds or beneficial interests therein shall be effected through the Depository, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Bond shall deliver to the Bond Registrar, who shall be responsible for maintaining a bond register for the registration of Bonds and registration of transfers thereof, a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Bond. The Bond Registrar shall, in accordance with such written order, instruct the Depository to credit to the account of the Person specified in such written order a beneficial interest in the Global Bond and to debit from the account of the Person making the transfer and exchange the beneficial interest in the Global Bond being transferred and exchanged.

         (ii) Notwithstanding any other provision of this Supplemental Indenture (other than the provisions set forth in Section 5), a Global Bond may not be transferred or exchanged as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (iii) In the event that a Restricted Global Bond or an Initial Bond in certificated registered form is transferred and exchanged for an Initial Bond in certificated registered form pursuant to Section 5 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Initial Bonds, such Restricted Global Bond or Initial Bond in certificated registered form may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
Section 4 and such other procedures as may from time to time be adopted by the Company including:

         (A) if such Transfer Restricted Bonds are being delivered to the Bond Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

         (B) if such Transfer Restricted Bonds are being transferred to an Institutional Accredited Investor, pursuant to a private placement exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests; or

         (C) if such Transfer Restricted Bonds are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests.

         (iv) In the event that an Initial Bond in certificated registered form is transferred and exchanged for a beneficial interest in a Global Bond pursuant to Section 5 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Initial Bonds, such Initial Bond may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 4 and such other procedures as may from time to time be adopted by the Company including:

         (A) if such Transfer Restricted Bonds are being delivered to the Bond Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

         (B) if such Transfer Restricted Bonds are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests.

         (b)      Legend.

         (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Initial Bond certificate and Private Exchange Bond evidencing a Transfer Restricted Bond shall bear a legend in substantially the following form:

                            [Restricted Bonds Legend]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OTHER STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ILLINOIS POWER COMPANY (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR TO SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES SUCH SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED

                  INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         (ii) Upon any sale or transfer of a Transfer Restricted Bond (including any Transfer Restricted Bond represented by a Restricted Global Bond) pursuant to Rule 144, the Security Registrar shall permit the transferee thereof to exchange such Transfer Restricted Bond for a certificated Bond that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Bond, if the transferor thereof certifies in writing to the Security Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be substantially in the form of Exhibit B hereto) and an Opinion of Counsel to that effect if the Company or the Trustee so requests.

         (iii) After a transfer of any Initial Bonds or Private Exchange Bonds pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Bonds or Private Exchange Bonds all requirements pertaining to legends on such Initial Bonds or Private Exchange Bonds with respect to such Bonds transferred will cease to apply and the Initial Bonds or Private Exchange Bonds in global form, without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Bonds or Private Exchange Bonds upon written directions to transfer such Holder's interest in the Global Bond.

         (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Bonds, Exchange Bonds in global form will be available to Holders that exchange such Initial Bonds in such Registered Exchange Offer without restrictive transfer legend; however, any (A) broker-dealer who purchased the Initial Bonds directly from the Company for resale, (B) Person participating in the Registered Exchange Offer for purposes of distributing the Exchange

Bonds or (C) Person who is an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company will not be able to tender Initial Bonds in the Registered Exchange Offer. The Company shall identify to the Trustee such Holders of the Initial Bonds in a written certification signed by an officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such Holders.

     (v) Upon the consummation of a Private Exchange with respect to the Initial Bonds, all requirements pertaining to such Initial Bonds issued in global form will still apply with respect to Holders of such Initial Bonds that do not exchange their Initial Bonds, and Private Exchange Bonds in global form with the Restricted Bonds Legend set forth in Articles II and III hereto will be available to Holders that exchange such Initial Bonds in such Private Exchange.

     (c) Cancellation or Adjustment of Global Bond. At such time as all beneficial interests in a Global Bond have either been exchanged for certificated Bonds, redeemed, purchased or canceled, such Global Bond shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Bond is exchanged for certificated Bonds, redeemed, purchased or canceled, the principal amount of Bonds represented by such Global Bond shall be reduced and an adjustment shall be made on the books and records of the Securities Custodian with respect to such Global Bond.

     (d)  Obligations with Respect to Transfers and Exchanges of Bonds.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Bonds and Global Bonds at the Bond Registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, except as provided in Section 3.05 of the Indenture.

          (iii) The Bond Registrar shall not be required to register the transfer of or exchange of any Bond during a period of 15 business days immediately preceding the date notice is given of redemption, all in accordance with Section 3.05 of the Indenture.

          (iv) Prior to the due presentation for registration of transfer of any Bond, the Company, the Trustee, the Paying Agent or the Bond Registrar may deem and treat the Person in whose name a Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and interest on such Bond and for all other purposes whatsoever, whether or not such Bond is overdue, and none of the Company, the Trustee, the Paying

     Agent or the Bond Registrar shall be affected by notice to the contrary.

          (v) All Bonds issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Bonds surrendered upon such transfer or exchange.

          (e)   No Obligation of the Trustee.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Bond, Agent Member or other person with respect to the accuracy of the records of the Depository or its nominee or of any Agent Member, with respect to any ownership interest in the Bonds or with respect to the delivery to any Agent Member, beneficial owner or other person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Bonds. All notices and communications to be given to the Holders and all payments to be made to Holders under the Bonds shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Bond). The rights of beneficial owners in any Global Bond shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Agent Members and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Bond (including any transfers between or among Agent Members or beneficial owners in any Global
     Bond) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture.

     SECTION 5. Certificated Bonds.

     (a) A Global Bond deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 3 shall be transferred to the beneficial owners thereof in the form of certificated Bonds in an aggregate principal amount equal to the principal amount of such Global Bond, in exchange for such Global Bond, only if such transfer complies with this Section 5 and the conditions set forth in Section 3.05 of the Indenture.

     (b) Any Global Bond that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee at its Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Bond, an equal aggregate principal amount of certificated Bonds of authorized denominations. Any portion of a Global Bond transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Bond representing beneficial interests in an Initial Bond or Private Exchange Bond shall, except as otherwise provided by
Section 4(b) of Article IV, bear the restricted securities legend that is borne by such Bond.

     (c) The Company shall promptly make available to the Trustee a reasonable supply of certificated Bonds in definitive, fully registered form without interest coupons only if: (i) DTC notifies the Company that it is unwilling or unable to continue as a Depository for the Global Bond or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, as amended, and a successor Depository is not appointed by the Company within 90 days; (ii) the Company, at its option, executes and delivers to the Trustee an order that such Bonds shall be so exchangeable and the transfer so registrable; or (iii) there shall have occurred and be continuing an Event of Default (as defined in the Indenture) or any event which after notice or lapse of time or both would be an Event of Default with respect to the Bonds.

     (d) In all cases, certificated Bonds delivered in exchange for any Global Bond or beneficial interests in such Global Bond will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository, in accordance with its customary procedures. Any certificated Bond issued in exchange for an interest in a Global Bond will bear the restricted securities legend that is borne by such Global Bond. Any such exchange will be effected through the DTC's Deposit/Withdrawal at Custodian system and an appropriate adjustment will be made in the records of the Securities Custodian to reflect a decrease in the principal amount of the relevant Global Bond.

                                   ARTICLE V.

        ADDITIONAL PROVISIONS RELATING TO THE INITIAL BONDS, THE EXCHANGE
                      BONDS AND THE PRIVATE EXCHANGE BONDS

     SECTION 1. Optional Redemption.

     (a) Optional Redemption. Except as set forth in Section 1(b) below, the Mortgage Bonds shall not be redeemable at the Company's option prior to December 15, 2006. On and after December 15, 2006, the Company may redeem all or a part of the Mortgage Bonds upon not less than 30 nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Mortgage Bonds redeemed, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

          Year                          Percentage

          2006                          105.750%

          2007                          102.875%

          2008 and thereafter           100.000%

     (b) Equity Claw-back. Notwithstanding the foregoing, at any time prior to December 15, 2005, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Mortgage Bonds at a Redemption Price of 111.50% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of any public or private offering of its Equity Interests (other than Disqualified Stock) or a cash contribution to the Company's equity capital, provided that (i) at least 65% of the aggregate principal amount of the Mortgage Bonds remains outstanding immediately after the occurrence of such redemption (excluding Mortgage Bonds held by the Company and its Affiliates); and (ii) any such redemption occurs within 120 days of the date of the closing of such offering or contribution.

     (c) Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Mortgage Bonds to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Mortgage Bonds under the Indenture. Notices of redemption may not be conditional. Except as set forth herein, notices of redemption shall be made in accordance with Section 5.04 of the Indenture.

     (d)  Selection of Mortgage Bonds to be Redeemed. In accordance with Section
5.03 of the Indenture, the following method is provided for the selection of Mortgage Bonds to be redeemed and these procedures shall be followed by the Trustee in the event of a redemption of the Mortgage Bonds pursuant to the provisions of this Supplemental Indenture. If less than all of the Mortgage Bonds are to be redeemed at any time, the Trustee shall select Mortgage Bonds for redemption as follows:

          (i) if the Mortgage Bonds are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Mortgage Bonds are listed; or

          (ii) if the Mortgage Bonds are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

     No Mortgage Bonds of $1,000 principal amount or less can be redeemed in part.

     SECTION 2. Mandatory Redemption.

     (a) Except as provided in Article V, Section 2(b) or Article V, Section 3 below, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Mortgage Bonds.

     (b)  Upon the occurrence of the events described below in clauses (i) or
(ii) of this Article V, Section 2(b), the Company shall be required to redeem the Mortgage Bonds as soon as is permissible in accordance with the procedures of DTC, at a Redemption Price equal to 100% of the aggregate principal amount of the Mortgage Bonds plus accrued and unpaid interest, if any, on the Mortgage Bonds to the date of redemption, without further action or notice on the part of the Trustee or the Holders of the Mortgage Bonds:

          (i) the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                (A)  commences a voluntary case,

                (B) consents to the entry of an order for relief against it in an involuntary case,

                (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

                (D) makes general assignment for the benefit of its creditors, or

                (E) admits in writing of its inability to pay its debts generally as they become due; or

          (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (A) is for relief against the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                (B) appoints a custodian of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                (C) orders the liquidation of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

                and the order or decree remains unstayed and in effect for 60 consecutive days.

     SECTION 3. Redemption at the Option of the Holders.

     (a) Upon the occurrence of any of the following events (each a "Triggering Event"):

                (i) failure for 30 days to pay when due interest on the Mortgage Bonds;

                (ii) failure to pay when due the principal of, or premium, if any, on the Mortgage Bonds;

                (iii) the events described in Article V, Sections 4(a), 4(b)
                      4(c), 4(d), 4(e), 4(f), 4(g), 4(h), 4(i) or 4(j) of this
                      Supplemental Indenture (under the headings "Triggering Events--Restricted Payments," "Triggering
                      Events--Incurrence of Indebtedness and Issuance of Preferred Stock," "Triggering Events--Liens," "Triggering Events--Dividend and Other Payment Restrictions Affecting Subsidiaries," "Triggering Events--Merger, Consolidation or Sale of Assets," "Triggering Events--Transactions with Affiliates," "Triggering Events--Designation of Restricted and Unrestricted Subsidiaries," "Triggering Events--Future Subsidiary Guarantees," "Triggering Events--Sale and Leaseback Transactions," or "Triggering Events--Business Activities");

                (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Mortgage Bonds then Outstanding to comply with the provisions described in Article V, Section 4(k) or Section 6(b) of this Supplemental Indenture (under the headings "Triggering Events--Reports," and "Repurchase at the Option of Holders--Asset Sales");

                (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or a Transitional Funding Trust (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries or a Transitional Funding Trust) whether such Indebtedness or guarantee now exists, or is created after the original issue date of the Mortgage Bonds, if that default:

                      (A) is caused by a failure to pay principal of, or
                          interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                      (B) results in the acceleration of such Indebtedness prior to its express maturity,

                      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25 million or more; or

                (vi) failure by the Company or any of its Subsidiaries to pay final judgments no longer subject to appeal or for which execution of the judgment is not stayed aggregating in excess of $25 million, which judgments are not paid, discharged or stayed for a period of 60 days;

the Holders of Mortgage Bonds of at least 25% in principal amount of the Mortgage Bonds then Outstanding may deliver a notice to the Company requiring the Company to redeem the Mortgage Bonds at a Redemption Price equal to 100% of the aggregate principal amount of the Mortgage Bonds plus accrued and unpaid interest, if any, on the Mortgage Bonds to the Redemption Date. Within three days after the delivery of such notice, the Company will commence mandatory redemption of the Mortgage Bonds in accordance with the procedures of

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DTC with a Redemption Date not more than 30 days after notice to the Holders of the Mortgage Bonds.

       (b) The Holders of a majority in aggregate principal amount of the Mortgage Bonds then Outstanding by notice to the Company and the Trustee may on behalf of the Holders of all of the Mortgage Bonds waive any existing Triggering Event and its consequences except a continuing Triggering Event related to the payment of interest on, or the principal of, the Mortgage Bonds.

       (c) In the case of any Triggering Event occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Mortgage Bonds pursuant to the provisions of Article V, Section 1(a) of this Supplemental Indenture relating to redemption at the option of the Company, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the redemption of the Mortgage Bonds at the option of the Holders thereof. If a Triggering Event occurs prior to December 15, 2006, by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Mortgage Bonds prior to December 15, 2006, then the premium of 11.50% shall also become immediately due and payable to the extent permitted by law upon the redemption of the Mortgage Bonds at the option of the Holders thereof

       (d) Upon becoming aware of any Triggering Event, the Company shall deliver to the Trustee a statement specifying such Triggering Event.

       SECTION 4. Triggering Events.

       (a) Restricted Payments.

           (i) A Triggering Event shall occur if the Company or any of its Restricted Subsidiaries directly or indirectly:

               (A) declares or pays any dividend or makes any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the

                                 Company or a Restricted Subsidiary of the Company);

                           (B) purchases, redeems or otherwise acquires or retires for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

                           (C) makes any payment on or with respect to, or purchases, redeems, defeases or otherwise acquires or retires for value any Indebtedness of the Company that is contractually subordinated in right of payment to the Mortgage Bonds, except (i) a payment of interest or principal at the Stated Maturity thereof, or (ii) a purchase, redemption, acquisition or retirement required to be made pursuant to the terms of such Indebtedness (including pursuant to an asset sale or change in control provision); or

                           (D) makes any Restricted Investment (all such payments and other actions set forth in these clauses (A) through (D) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                           (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

                           (2)   the Company would, at the time of such
                                 Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Article V,
                                 Section 4(b)(i) ("Triggering Events --
                                 Incurrence of Indebtedness and Issuance of Preferred Stock"); and

                           (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the original issue date of the Mortgage Bonds (excluding Restricted Payments permitted by Article V, Sections 4(a)(ii)(B),

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

                           4(a)(ii)(C), 4(a)(ii)(D) and 4(a)(ii)(H)), is less
                           than the sum, without duplication, of:

                           (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the original issue date of the Mortgage Bonds to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                           (b) 100% of the aggregate net cash proceeds received by the Company (including the fair market value of any Permitted Business or assets used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests (other than Disqualified Stock) of the Company) since the original issue date of the Mortgage Bonds as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock and other than sales to a Restricted Subsidiary of the Company) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Disqualified Stock or debt securities sold to a Restricted Subsidiary of the Company), plus

                           (c) to the extent that any Restricted Investment that was made after the original issue date of the Mortgage Bonds is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                           (d) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the original issue date of the Mortgage Bonds, the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation and (ii) the book value (determined in accordance with GAAP) of the Company's

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

                                    Investment in such Subsidiary as of the date of such redesignation.

                        (ii) Notwithstanding the foregoing, the following shall not constitute a Triggering Event:

                              (A) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Supplemental Indenture;

                              (B) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of the Company that is contractually subordinated in right of payment to the Mortgage Bonds or of any Equity Interests of the Company or any direct or indirect parent of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from Article V, Section 4(a)(i)(3)(b) above;

                              (C) the defeasance, redemption, repurchase or other acquisition of any Indebtedness of the Company that is contractually subordinated in right of payment to the Mortgage Bonds with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                              (D) the payment of any distribution or dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

                              (E)   the repurchase, redemption or other
                                    acquisition or retirement for value of any Equity Interests of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.5 million in any calendar year;

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

                              (F) payments to Illinova to enable Illinova to pay its reasonable fees and expenses (including but not limited to, interest on Illinova's Indebtedness) incurred in the ordinary course of business, which fees and expenses shall not be greater than the sum of (a) amounts necessary to pay interest that accrues on the principal amount of Illinova's 7.125% Senior Notes due 2004 Outstanding on the original issue date of the Mortgage Bonds, provided that at the time of payment no Triggering Event shall have occurred and Illinova shall have made all required payments on its note or notes payable to the Company, and (b) $1.0 million for any calendar year; provided that (a) any such payment complies with any regulatory restrictions then applicable to the Company and (b) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which any such payment is made was at least 2.0 to 1;

                              (G)   payments of dividends on shares of the
                                    Company's preferred stock Outstanding on the original issue date of the Mortgage Bonds, in an amount not to exceed $2.5 million in any calendar year;

                              (H) payments made pursuant to the Services and Facilities Agreement; and

                              (I) other Restricted Payments in an aggregate amount since the original issue date of the Mortgage Bonds not to exceed $5 million;

                              provided that, with respect to clauses (B), (C),
                              (E), (F), (G), (H) and (I) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

                        (iii) The amount of all Restricted Payments (other than
                              cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Triggering Event shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon

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

                              an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $20 million. Not later than the date of making any Restricted Payment (excluding Restricted Payments permitted by clauses (E)-(H) above), the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Article V,
                              Section 4(a) ("Restricted Payments") were computed, together with a copy of any fairness opinion or appraisal required under this Supplemental Indenture. The Trustee shall have no duty or responsibility to determine the accuracy or correctness of this calculation and shall be fully protected in relying on such Officer's Certificate. The Trustee shall make such fairness opinion available for inspection by Holders of Mortgage Bonds upon reasonably prior written request during regular business hours.

                        (iv) The provisions of this Article V, Section 4(a) ("Restricted Payments") are subject to the provisions of Article V, Section 5 ("Suspension of Triggering Events").

                   (b)  Incurrence of Indebtedness and Issuance of Preferred
                        Stock.

                        (i)   A Triggering Event shall occur if:

                              (A) the Company or any of its Restricted
                                  Subsidiaries, directly or indirectly, creates, incurs, issues, assumes, guarantees or otherwise becomes directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), or the Company issues any Disqualified Stock or permits any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and its Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, without the occurrence of a Triggering Event, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been

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

                                  at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period;

                            (B) the Company incurs any Indebtedness (including Permitted Debt as defined below) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Mortgage Bonds on substantially identical terms; provided, however, that no Indebtedness of the Company will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being secured on a junior basis or by virtue of being unsecured; or

                            (C)   a Transitional Funding Trust incurs
                                  Indebtedness represented by Transitional
                                  Funding Notes issued after the original issue date of the Mortgage Bonds (a) with an aggregate principal amount in excess of $300 million or (b) for any purpose other than, directly or indirectly, to refund, refinance or replace any other Indebtedness of the Transitional Funding Trust, the Company or any of its Restricted Subsidiaries.

                     (ii) Notwithstanding the foregoing, the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt") will not constitute a Triggering Event:

                            (A) the incurrence by the Company pursuant to this clause (A) of additional Indebtedness and letters of credit under one or more Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder), in an aggregate amount up to $300 million at any time outstanding less any amounts permanently repaid under any such Credit Facility with the Net Proceeds of an Asset Sale;

                            (B)   Existing Indebtedness;

                            (C) the incurrence by the Company of Indebtedness represented by the Mortgage Bonds (including the Exchange Bonds to be issued pursuant to the

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

                                    Registration Rights Agreement) and the
                                    incurrence by any Subsidiary Guarantor of a Subsidiary Guarantee of those Mortgage Bonds (including the Exchange Bonds);

                              (D) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (D), not to exceed $10.0 million at any time outstanding;

                              (E) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebted-ness) that was incurred under Article V, Section 4(b)(i) or Article V, Section 4(b)(ii)(B),
                                    (C), (E) or (L);

                              (F) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company or any of its Restricted Subsidiaries; provided, however, that:

                                    (1) if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Mortgage Bonds;

                                    (2) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Subsidiary Guarantor's Subsidiary Guarantee, if any; and

                                    (3) (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than

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

                                    the Company or a Restricted Subsidiary and
                                    (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (F);

                              (G) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

                              (H)   the guarantee by the Company or any
                                    Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary that was permitted to be incurred by another provision of this Article V, Section 4(b) ("Incurrence of Indebtedness and Issuance of Preferred Stock");

                              (I) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of such Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Article V,
                                    Section 4(b) ("Incurrence of Indebtedness and Issuance of Preferred Stock"); provided, in each such case, that the amount thereof is included in the Fixed Charges of the Company as accrued;

                              (J) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

                              (K) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a

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

                                    Restricted Subsidiary of the Company that was not permitted by this clause (K);

                              (L) the incurrence by the Company of additional Indebtedness consisting of securities issued pursuant to the Indenture in respect of claims relating to the Company's obligations pursuant to agreements with gas, electric power and other energy suppliers that have been terminated as of the original issue date of the Mortgage Bonds;

                              (M)   the incurrence by the Company or any
                                    Restricted Subsidiary of additional
                                    Indebtedness consisting of letters of credit for purposes of supporting the Company's or any Restricted Subsidiary's obligations now or hereafter owing to gas, electric power or other energy suppliers or transportation or service providers, not to exceed $25 million at any time outstanding; and

                              (N)   the incurrence by the Company or any
                                    Restricted Subsidiary of additional
                                    Indebtedness in an aggregate principal
                                    amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (N), not to exceed $25 million at any time outstanding.

                        (iii) For purposes of determining compliance with this
                              Article V, Section 4(b) ("Incurrence of
                              Indebtedness and Issuance of Preferred Stock"):

                              (A)   in the event that an item of proposed
                                    Indebtedness, including Acquired Debt, meets the criteria of more than one of the categories of Permitted Debt described in clauses (A) through (N) above, or is entitled to be incurred pursuant under
                                    Article V, Section 4(b)(i), the Company
                                    shall be permitted to classify (or later classify or reclassify such Indebtedness, in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this Article V, Section 4(b); and

                              (B)   with respect to any dollar-denominated
                                    restriction on the incurrence of
                                    Indebtedness denominated in a foreign
                                    currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in

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

                           effect on the date that such Indebtedness was incurred.

               (iv) The provisions of this Article V, Section 4(b) ("Incurrence of Indebtedness and Issuance of Preferred Stock") are subject to the provisions of
                     Article V, Section 5 ("Suspension of Triggering
                     Events").

         (c)   Liens.

         A Triggering Event shall occur if the Company, or any of its Restricted Subsidiaries, directly or indirectly, creates, incurs, assumes or otherwise causes or suffers to exist or becomes effective any Lien of any kind securing Indebtedness or Attributable Debt on any of their property or assets, now owned or hereafter acquired, except Permitted Liens.

         (d)   Dividend and Other Payment Restrictions Affecting Subsidiaries.

               (i) A Triggering Event will occur if the Company or any of its Restricted Subsidiaries, directly or indirectly, creates or permits to exist or becomes effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                     (A) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

                     (B) make loans or advances to Company or any of its Restricted Subsidiaries; or

                     (C) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

               (ii) Notwithstanding the foregoing, this Article V, Section 4(d) Triggering Event shall not apply to encumbrances or restrictions existing under or by reason of:

                     (A) agreements governing Existing Indebtedness and Credit Facilities in effect on the original issue date of the Mortgage Bonds and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more

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

                           restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the original issue date of the Mortgage Bonds;

                     (B) the Indenture, this Supplemental Indenture and the Mortgage Bonds;

                     (C)   applicable law, regulations or regulatory orders;

                     (D) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Supplemental Indenture to be incurred;

                     (E) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business;

                     (F) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in Section 4(d)(i)(C) above;

                     (G) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions or dispositions of assets by that Restricted Subsidiary pending its sale or other disposition;

                     (H) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                     (I) Liens securing Indebtedness or Attributable Debt otherwise permitted to be incurred under the provisions of Article V, Section 4(c) ("Liens") that limit the right of the debtor to dispose of

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

                           the assets subject to such Liens, and Liens attaching to intangible transition property established in accordance with a transitional funding order issued by the ICC; and

                     (J) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

               (iii) The provisions of this Article V, Section 4(d) ("Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries") are subject to the provisions of Article V,
                     Section 5 ("Suspension of Certain Triggering Events").

          (e)  Merger, Consolidation or Sale of Assets.

               (i) A Triggering Event will occur if the Company, directly or indirectly: (1) consolidates or merges with or into another Person (whether or not the Company is the surviving corporation); (2) sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person or (3) leases all or substantially all of its properties or assets, in one or more related transactions, to any other Person, unless:

                     (A) either: (1) the Company is the surviving corporation; or (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                     (B) (1) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Mortgage Bonds, the Indenture and the Registration Rights Agreement pursuant to agreements in form reasonably satisfactory to the Trustee; and
                           (2) such Person executes and delivers to the Trustee

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                                   a supplemental indenture that contains a
                                   grant, conveyance, transfer and mortgage by such Person confirming the lien of the Indenture on the property subject to such lien and subjecting to such lien all property thereafter acquired by such Person that shall constitute an improvement, extension or addition to the property subject to the lien of the Indenture or renewal, replacement or substitution of or for any part thereof and, at the election of such Person, subjecting to the lien of the Indenture such other property then owned or thereafter acquired by such Person as such Person shall specify;

                            (C) immediately after such transaction no Default or Event of Default exists;

                            (D) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Article V, Section 4(b)(i) ("Incurrence of Indebtedness and Issuance of Preferred Stock"); provided, however, that this clause (D) shall be suspended during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Triggering Events; and

                            (E) the Company, or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such transaction and any supplemental indenture entered into in connection therewith comply with all of the terms of this Article V, Section 4(e) and that all conditions precedent provided for in this Article V, Section 4(e) relating to such transaction or series of transactions have been complied with.

                     (ii) Clauses (D) and (E) under this Article V, Section 4(e) shall not apply to a sale, assignment, transfer,

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

                           conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries or as a result of the creation and establishment of intangible transition property pursuant to a transition funding order issued by the ICC.

              (f)    Transactions with Affiliates.

                     (i) A Triggering Event will occur if the Company or any of its Restricted Subsidiaries makes any payment to, or sells, leases, transfers or otherwise disposes of any of its properties or assets to, or purchases any property or assets from, or enters into or makes or amends any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate or any Transitional Funding Trust (each, an "Affiliate Transaction"), unless:

                            (A) the Affiliate Transaction (i) is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or (ii) has been approved by applicable regulatory authorities; and

                            (B)    the Company delivers to the Trustee:

                                   (1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with Article V, Section 4(f)(i)(A) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                                   (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions
                                   (i) where there is no disinterested member of the Board of Directors and the aggregate consideration is in excess of $10 million, or
                                   (ii) involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the Holders of Mortgage Bonds of such Affiliate Transaction from a financial point of

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

              view issued by an accounting, appraisal or investment banking firm of national standing.

       (ii) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be deemed to be a Triggering Event pursuant to this Article V, Section 4(f):

              (A) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

              (B) transactions between or among the Company and/or its Restricted Subsidiaries;

              (C) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

              (D) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

              (E) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

              (F) Permitted Investments pursuant to this Supplemental Indenture and Restricted Payments that are permitted by the provisions of Article V, Section 4(a) (under the heading "Restricted Payments");

              (G) fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of the Company or any Restricted Subsidiary of the Company in the ordinary course of business, including reimbursement or advancement of out of pocket expenses and provision of directors' and officers' liability insurance;

              (H) transactions pursuant to any agreement in effect on the original issue date of the Mortgage Bonds as the same may be amended from time to time in any manner not materially less favorable to the Holders of the Mortgage Bonds;

              (I) advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business of the Company and/or its Restricted Subsidiaries and in

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

                     compliance with applicable law in an aggregate amount not to exceed $1.0 million outstanding at any one time;

              (J) transactions pursuant to the Services and Facilities Agreement or the DMG Power Purchase Agreement, as the same may be amended, renewed, extended, replaced or otherwise modified, provided such amendment, renewal, extension, replacement or other modification has been approved by the applicable regulatory agency;

              (K) transactions respecting the renewal of the lease of the Tilton Energy Center on terms no less favorable to Illinois Power and dispositions of the leased property by Illinois Power for consideration not less than Illinois Power's purchase price of such property;

              (L) purchases of natural gas supply and transportation by Illinois Power from an Affiliate, and sales of electric transmission services, natural gas supply and distribution services and electric supply and distribution services by Illinois Power to an Affiliate, in each case in the ordinary course of business in accordance with past practices so long as such purchases or sales are subject to regulatory oversight; and

              (M) the sale to a Transitional Funding Trust, either directly or indirectly, of any intangible transition property established pursuant to a transitional funding order issued by the ICC.

       (iii) The provisions of this Article V, Section 4(f) ("Transactions with Affiliates") are subject to the provisions of Article V, Section 5 ("Suspension of Certain Triggering Events").

   (g) Designation of Restricted and Unrestricted Subsidiaries.

       (i) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Triggering Event; provided that in no event shall the business currently operated by the Company be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted

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

                            Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Article V,
                            Section 4(a)(i) (under the heading "Restricted Payments"). That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                     (ii) The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (1) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and (2) such Indebtedness is permitted under Article V, Section 4(b) (under the heading "Incurrence of Indebt-edness and Issuance of Preferred Stock"), calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (3) no Default or Event of Default would be in existence following such designation.

                     (iii) The provisions of this Article V, Section 4(g) ("Designation of Restricted and Unrestricted Subsidiaries") are subject to the provisions of
                            Article V, Section 5 ("Suspension of Certain
                            Triggering Events").

              (h)    Future Subsidiary Guarantees.

                     (i) A Triggering Event will occur if any Restricted Subsidiary of the Company guarantees the payment of any Indebtedness of the Company unless (1) such Restricted Subsidiary simultaneously executes and delivers to the Trustee a Subsidiary Guarantee of such Restricted Subsidiary except that with respect to a Guarantee of Indebtedness of the Company if such Indebtedness is by its express terms subordinated in right of payment to the Mortgage Bonds, any such Guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's Subsidiary Guarantee with respect to the Mortgage Bonds substantially to the same extent as such Indebtedness is subordinated to the Mortgage Bonds; (2) such Restricted Subsidiary waives and does not in any manner whatsoever claim or take the benefit or advantage of, any rights or reimbursement, indemnity

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

                            or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee of the Mortgage Bonds; and (3) such Restricted Subsidiary delivers to the Trustee an Opinion of Counsel to the effect that (a) such Subsidiary Guarantee has been duly executed and authorized and (b) such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that this Article V,
                            Section 4(h)(i) shall not be applicable to any Guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary of the Company and (y) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company.

                     (ii) Notwithstanding the foregoing and the other provisions of this Supplemental Indenture, in the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction) to a Person which is not the Company or a Restricted Subsidiary of the Company, such Subsidiary Guarantor shall be released from its obligations under its Subsidiary Guarantee if:

                            (A) the sale or other disposition shall not result in a Triggering Event; and

                            (B) the Subsidiary Guarantor is also released or discharged from its obligations under the Guarantee which resulted in the creation of such Subsidiary Guarantee, except by or as a result of payment under such Guarantee.

                     (iii) A Subsidiary Guarantor shall be released from its obligations under its Subsidiary Guarantee if it is released or discharged from its obligations under the Guarantee which resulted in the creation of such Subsidiary Guarantee, except by or as a result of payment under such Guarantee.

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

       (i) Sale and Leaseback Transactions. A Triggering Event will occur if the Company or any of its Restricted Subsidiaries enters into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

                            (A) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Article V, Section 4(b)(i) (under the heading "Incurrence of Indebtedness and Issuance of Preferred Stock");

                            (B) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officer's Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

                            (C) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the Triggering Event described below under
                                   Article V, Section 6(b) of this Supplemental
                                   Indenture (under the heading "Asset Sales");

       provided, however, that the foregoing clauses (A) and (C) shall be suspended during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Triggering Events.

       (j) Business Activities.

       A Triggering Event will occur if the Company or any Restricted Subsidiaries engages in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

       (k) Reports.

           (i) Whether or not required by the Commission, so long as any Mortgage Bonds are Outstanding, the Company shall furnish to the Holders of Mortgage Bonds (unless publicly available on the Commission's EDGAR system) within the time periods specified in the Commission's rules and regulations (as if required):

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                     (A)    all quarterly and annual financial information that
                            would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the certifications that would be required by Rule 13a-14 under the Exchange Act and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

                     (B) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports,

                     failing which a Triggering Event will occur 30 days after notice as specified in Article V, Section 3(a)(iv).

              (ii) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

              (iii) In addition, a Triggering Event will occur, after notice and expiration of time as specified in Article V, Section 3(a)(iv), if (1) the Company fails to file a copy of all of the information and reports referred to in clauses (i) and
                     (ii) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission shall not accept such a filing) and fails to make such information available to securities analysts and prospective investors upon request or (2) the Company fails to furnish to the Holders of Mortgage Bonds and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

              (iv) The Company shall deliver to the Trustee annually an Officer's Certificate regarding compliance with the

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

                   Indenture as required by the Trust Indenture Act of 1939, and, upon becoming aware of any Triggering Event, the Company shall deliver to the Trustee a statement specifying such Triggering Event, failing which a Triggering Event will occur 30 days after notice as specified in Article V, Section 3(a)(iv).

       (l)   Asset Sales.

             (i) A Triggering Event will occur, subject to notice and lapse of time, if the Company or any of its Restricted Subsidiaries consummates an Asset Sale as provided, and subject to the exceptions, in Article V,
       Section 6(b) ("Repurchase at the Option of Holders -- Asset Sales"), or does not comply with the provisions respecting an Asset Sale as provided in Article V, Section 7 ("Offer to Purchase by Application of Excess Proceeds").

             (ii) The provisions of this Article V, Section 4(l) ("Asset Sales") are subject to the provisions of Article V, Section 5 ("Suspension of Certain Triggering Events").

       SECTION 5. Suspension of Triggering Events.

       (a) During any period of time that the Mortgage Bonds have an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries shall not be subject to the following provisions of this Supplemental Indenture :

             . Article V, Section 4(a) (under the heading "--Restricted Payments");

             . Article V, Section 4(b) (under the heading "--Incurrence of Indebtedness and Issuance of Preferred Stock");

             . Article V, Section 4(d) (under the heading "--Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries");

             . Article V, Section 4(f) (under the heading "--Transactions with Affiliates");

             . Article V, Section 4(g) (under the heading "--Designation of Restricted and Unrestricted Subsidiaries"); and

             . Article V, Section 6(b) (under the heading "Repurchase at the Option of Holders--Asset Sales");

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

(collectively, the "Suspended Triggering Events"); provided, however, that the Triggering Events described under the following provisions of this Supplemental Indenture shall not be so suspended:

             .     Article V, Section 4(c) (under the heading "--Liens");

             . Article V, Section 4(e) (under the heading "--Merger, Consolidation or Sale of Assets," except as set forth therein);

             . Article V, Section 4(j) (under the heading "--Business Activities");

             . Article V, Section 4(h) (under the heading "--Future Subsidiary Guarantees,");

             . Article V, Section 4(i) (under the heading "--Sale and Leaseback Transactions," except as set forth therein); and

             .     Article V, Section 4(k) (under the heading "--Reports").

       (b) If the Company and its Restricted Subsidiaries are not subject to the Suspended Triggering Events for any period of time as a result of Article V,
Section 5(a) and, subsequently, either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Mortgage Bonds below the Investment Grade Ratings so that the Mortgage Bonds do not have an Investment Grade Rating from both Rating Agencies, or a Default or Event of Default occurs and is continuing, the Company and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Triggering Events, subject to the terms, conditions and obligations set forth in this Supplemental Indenture (each such date of reinstatement being the "Reinstatement Date"), including Article V,
Section 5(a); provided, however, that no immediate Triggering Event shall occur as a result of such reinstatement of the Suspended Triggering Events. Compliance with the Suspended Triggering Events with respect to Restricted Payments made after the Reinstatement Date shall be calculated in accordance with the terms of
Article V, Section 4(a) ("Triggering Events--Restricted Payments") only for the period the Triggering Event provision had been in effect, with any Restricted Payment made during any other period being disregarded for purposes of calculating the "basket" amount in Article V, Section 4(a)(i)(3) and any credit to such basket during such period likewise being disregarded.

       SECTION 6. Repurchase at the Option of Holders.

       (a)   Offer to Purchase Upon Change of Control.

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

              (i) If a Change of Control occurs, each Holder of Mortgage Bonds shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Mortgage Bonds pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in this Supplemental Indenture. In the Change of Control Offer, the Company shall offer an amount in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of Mortgage Bonds repurchased plus accrued and unpaid interest, if any, on the Mortgage Bonds repurchased, to Change of Control Payment Date (as defined below).

              (ii) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Mortgage Bonds stating:

                     (A) the description of the transaction or transactions that constitute the Change of Control, that the Change of Control Offer is being made pursuant to this Article V, Section 6(a), and that all Mortgage Bonds validly tendered and not withdrawn shall be accepted for payment;

                     (B) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                     (C) that any Mortgage Bonds not tendered or accepted for payment shall continue to accrue interest;

                     (D) that, unless the Company defaults in the payment of the Change of Control Payment, all Mortgage Bonds accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                     (E) that Holders of Mortgage Bonds electing to have any Mortgage Bonds purchased pursuant to a Change of Control Offer shall be required to surrender the Mortgage Bonds properly endorsed, with the form entitled "Option of Holder to Elect Purchase" (substantially in the form of Exhibit E) properly completed, together with other customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of

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

                            business on the third Business Day preceding the Change of Control Payment Date;

                     (F) that Holders of Mortgage Bonds shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Mortgage Bonds delivered for purchase, and a statement that such Holder of Mortgage Bonds is withdrawing its election to have the Mortgage Bonds purchased; and

                     (G) that Holders of Mortgage Bonds whose Mortgage Bonds are being purchased only in part shall be issued new Mortgage Bonds equal in principal amount to the unpurchased portion of the Mortgage Bonds surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

              (iii) If any of the Mortgage Bonds subject to a Change of Control Offer are in the form of a Global Bond, then the Company shall modify such notice to the extent necessary to accord with the applicable procedures of the Depositary applicable to offers to purchase.

              (iv) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                     (A) accept for payment all Mortgage Bonds or portions thereof properly tendered pursuant to the Change of Control Offer;

                     (B) deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Payment in respect of all Mortgage Bonds or portions thereof so tendered; and

                     (C) deliver or cause to be delivered to the Trustee the Mortgage Bonds so accepted together with an Officer's Certificate stating the aggregate principal amount of Mortgage Bonds or portions thereof being purchased by the Company.

              The Paying Agent shall promptly mail to each Holder of Mortgage Bonds so tendered the Change of Control Payment for such Mortgage Bonds, and the Trustee shall promptly authenticate and make available for delivery to each Holder

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                     of Mortgage Bonds a new Mortgage Bond equal in principal
                     amount to any unpurchased portion of the Mortgage Bonds surrendered, if any; provided that each such new Mortgage Bonds shall be in a principal amount of $1,000 or an integral multiple thereof. Any Mortgage Bonds not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                     (v) The Change of Control provisions described above that require the Company to make a Change of Control Offer following a Change of Control shall be applicable whether or not any other provisions of this Supplemental Indenture are applicable.

                     (vi) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Mortgage Bonds properly tendered and not withdrawn under such Change of Control Offer.

              (b)    Asset Sales.

                     (i) A Triggering Event will occur, subject to notice and lapse of time as specified in Article V, Section 3(a)(iv), if the Company or any of its Restricted Subsidiaries consummates an Asset Sale unless:

                            (A) The Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

                            (B) the fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee; and

                            (C) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                     (1) any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Mortgage Bonds in right of payment) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                     (2) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 60 days of the Asset Sale, to the extent of the cash received in that conversion.

          (ii) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply those Net Proceeds at its option:


                 (A) to repay senior secured Indebtedness of the Company,
                     Transitional Funding Notes or to permanently repay Indebtedness under any of the Credit Facilities;

                 (B) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted
                     Business;

                 (C) to make a capital expenditure; or

                 (D) to acquire other long-term assets that are used or useful in a Permitted Business.

         (iii) Pending the final application of any Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Supplemental Indenture.

          (iv) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Article V Section 6(b)(ii) ("Offer to Purchase by Application of Excess Proceeds") above shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an Asset Sale Offer pursuant to the provisions of Article V, Section

                  7 ("Offer to Purchase by Application of Excess Proceeds").

              (v) To the extent that any Asset Sale constitutes the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, such transaction shall be governed by the provisions of Article V, Sections 6(a) and 4(e) ("Repurchase at the Option of Holders--Offer to Purchase Upon a Change of Control" and "Triggering Events--Merger, Consolidation or Sale of Assets") and not by the provisions of Article V, Section 6(b)(ii) or Article V, Section 7 ("Offer to Purchase by Application of Excess Proceeds").

       SECTION 7. Offer to Purchase by Application of Excess Proceeds.

       (a) In the event that, pursuant to Article V, Section 6(b)(iv) ("Repurchase at the Option of Holders--Asset Sales"), the Company shall be required to commence an Asset Sale Offer, it shall make an offer (an "Asset Sale Offer") to all Holders of Mortgage Bonds, and all holders of other Indebtedness that ranks equally in right of payment with the Mortgage Bonds containing provisions similar to those set forth in this Supplemental Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of the Mortgage Bonds and such other Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Supplemental Indenture. If the aggregate principal amount of Mortgage Bonds tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to repurchases of the Mortgage Bonds, the Trustee shall select the Mortgage Bonds to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Failure to comply with the provisions respecting an Asset Sale Offer shall constitute a Triggering Event, subject to notice and lapse of time as specified in Article V, Section 3(a)(iv).

       (b) Any Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law or the rules and regulations of DTC (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Mortgage Bonds required to be purchased pursuant to paragraph (a) above (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Mortgage Bonds validly tendered in response to the Asset Sale Offer.

       (c) Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders of Mortgage Bonds, with a copy to the Trustee, stating:

             (i)   that the Asset Sale Offer is being made pursuant to this
                   Article V, Section 7 and Article V, Section 6(b) ("Repurchase at the Option of Holders--Asset Sales") and the length of time the Asset Sale Offer shall remain open;

             (ii)  the purchase price and the Purchase Date;

             (iii) that any Mortgage Bonds not tendered or accepted for payment shall continue to accrue interest;

             (iv) that, unless the Company defaults in making such payment, any Mortgage Bonds accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

             (v) that Holders of Mortgage Bonds electing to have a Mortgage Bonds purchased pursuant to any Asset Sale Offer shall be required to surrender the Mortgage Bonds, with the form entitled "Option of Holder to Elect Purchase" (in substantially the form of Exhibit E) properly completed, together with other customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

             (vi) that Holders of Mortgage Bonds shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Mortgage Bonds delivered for purchase, and a statement that such Holder of Mortgage Bonds is withdrawing its election to have the Mortgage Bonds purchased;

             (vii) that, if the aggregate principal amount of Mortgage Bonds surrendered by Holders of Mortgage Bonds exceeds the Offer Amount, the Trustee shall select the Mortgage Bonds to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Mortgage Bonds in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (viii) that Holders of Mortgage Bonds whose Mortgage Bonds are being purchased only in part shall be issued new Mortgage Bonds equal in principal amount to the unpurchased portion of the Mortgage Bonds surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

       (d) If any of the Mortgage Bonds subject to an Asset Sale Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures of the Depository applicable to offers to purchase.

       (e) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Mortgage Bonds or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Mortgage Bonds tendered, and shall deliver to the Trustee an Officer's Certificate stating that such Mortgage Bonds or portions thereof were accepted for payment by the Company in accordance with the terms of this Article V,
Section 7. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder of Mortgage Bonds an amount equal to the purchase price of the Mortgage Bonds tendered by such Holder of Mortgage Bonds and accepted by the Company for purchase, and the Company shall promptly issue a new Mortgage Bonds, and the Trustee, upon written request from the Company, shall authenticate and make available for delivery such new Mortgage Bonds to such Holder of Mortgage Bonds, in a principal amount equal to any unpurchased portion of the Mortgage Bonds surrendered; provided that each such new Mortgage Bonds shall be in a principal amount of $1,000 or an integral multiple thereof. Any Mortgage Bonds not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

       (f) The provisions of this Article V, Section 7 ("Offer to Purchase by Application of Excess Proceeds") are subject to the provisions of Article V,
Section 5 ("Suspension of Certain Triggering Events").

       SECTION 8. Offers to Purchase - General.

       (a) If the Change of Control Payment Date or Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Mortgage Bond is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders of Mortgage Bonds who tender

Mortgage Bonds pursuant to the Change of Control Offer or the Asset Sale Offer.

       (b) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer or Asset Sale Offer provisions of this Supplemental Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer or Asset Sale Offer provisions of this Supplemental Indenture by virtue of such conflict.

                                  ARTICLE VI.

                             AMENDMENT OF INDENTURE

       The definition of "Tranche" in Article One, Section 1.01 of the Indenture is hereby amended by inserting "and/" immediately prior to the word "or" in the second line.

                                  ARTICLE VII.

                                  THE TRUSTEE.

       The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

       The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

                                 ARTICLE VIII.

                            MISCELLANEOUS PROVISIONS.

       This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

       IN WITNESS WHEREOF, Illinois Power Company has caused this Supplemental Indenture to be executed on its behalf by an Authorized Executive Officer as defined in the Indenture, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by an Authorized Executive Officer as defined in the Indenture and BNY Midwest Trust Company, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by one of its Assistant Secretaries, all as of the date first written above.



                                 ILLINOIS POWER COMPANY

(CORPORATE SEAL)
                                 By: /s/ Peggy E. Carter
                                    --------------------------------------------
                                 Name:  Peggy E. Carter
                                 Title:  Vice President and Controller

ATTEST:


By:  /s/ Kathryn L. Patton
    ----------------------
Name:  Kathryn L. Patton
Title:  Senior Vice President, General Counsel
           and Corporate Secretary

                                 BNY MIDWEST TRUST COMPANY,
                                                                        Trustee,

                                 By: /s/ J. Bartolini
                                     -------------------------------------------
(CORPORATE SEAL)                 Name:  J. Bartolini
                                 Title:  Vice President

ATTEST:


By: /s/ D.G. Donovan
    ----------------------
Name:  D.G. Donovan
Title:  Assistant Secretary

STATE OF ILLINOIS   )
                        SS.
COUNTY OF MACON     )


       BE IT REMEMBERED, that on this 17th day of December, 2002, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Peggy E. Carter, Vice President and Controller and Kathryn L. Patton, Senior Vice President, General Counsel and Corporate Secretary, of Illinois Power Company, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such officers and as the free and voluntary act of said Illinois Power Company for the uses and purposes therein set forth.

       IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

                                        /s/ Kimberly S. Tish
                                        --------------------------------------
                                        Notary Public, Macon County, Illinois



My Commission Expires on    3/5/2005   .
                         --------------
(NOTARIAL SEAL)

STATE OF ILLINOIS     )
                          SS.
COUNTY OF COOK        )

     BE IT REMEMBERED, that on this 17th day of December, 2002, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came J. Bartolini, Vice President, and D. G. Donovan, Assistant Secretary of BNY Midwest Trust Company, an Illinois trust company, who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Secretary, and as the free and voluntary act of said BNY Midwest Trust Company for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

                                           /s/ A. Hernandez
                                           ------------------------------------
                                           Notary Public, Cook County, Illinois

My Commission Expires on 7/8/06
                         ------
(NOTARIAL SEAL)

Return To:                                     This Instrument Was Prepared By:

ILLINOIS POWER COMPANY                         SCHIFF HARDIN & WAITE
Real Estate Dept. F-14500                      6600 Sears Tower
S. 27th Street                                 Chicago, IL 60606
Decatur, IL 62525

                                                                       Exhibit A

                        SCHEDULE OF EXCHANGES OF BONDS*

The following exchanges of a part of this book-entry bond for other Bonds have been made:

                                                                             Principal Amount
                              Amount of                 Amount of           of this Book-Entry          Signature of
                             decrease in               increase in            Bond following        authorized signatory
                           Principal Amount         Principal Amount           such decrease           of Trustee or
  Date of Exchange     of this Book-Entry Bond   of this Book-Entry Bond      (or increase)         Securities Custodian
  ----------------     -----------------------   -----------------------      -------------         --------------------

------------------------------------
   * To be included in a book-entry bond.

                                                                       Exhibit B

                FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF BONDS

     Re: Mortgage Bonds, 11.50% Series due 2010 of Illinois Power Company.

          This Certificate relates to $_____ principal amount of Bonds held in *______ book-entry or *______ definitive form by _____________________ (the
"Transferor").

          The Transferor has requested the Trustee by written order to exchange or register the transfer of a Bond or Bonds.

          In connection with such request and in respect of each such Bond, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Bonds and that the transfer of this Bond does not require registration under the Securities Act (as defined below) because:*

     9    Such Bond is being acquired for the Transferor's own account without transfer.

     9    Such Bond is being transferred to a "qualified institutional buyer"
(as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in accordance with Rule 144A under the Securities Act.

     9    Such Bond is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

     9    Such Bond is being transferred to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests), together with a certification in substantially the form of Exhibit C to the Indenture, and, to the knowledge of the Transferor, such institutional accredited investor to whom such Bond is to be transferred is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company.

     9    Such Bond is being transferred in reliance on and in compliance with another exemption from the registration requirements

---------------------------
*    Fill in blank or check appropriate box, as applicable.

of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

                                           [INSERT NAME OF TRANSFEROR]


                                           By:__________________________________
                                           Name:
                                           Title:
                                           Address:

Date: _________________________

                                                                       Exhibit C

                   FORM OF TRANSFEREE LETTER OF REPRESENTATION
              TO BE DELIVERED BY INSTITUTIONAL ACCREDITED INVESTORS

Illinois Power Company
c/o President
      500 South 27th Street
      Decatur, Illinois 62521-2200

Ladies and Gentlemen:

          In connection with our proposed purchase of $[        ] aggregate
principal amount of Mortgage Bonds, 11.50% Series due 2010 (the "Bonds") of Illinois Power Company (the "Company"):

          1. We understand that the Bonds have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any other applicable securities laws, and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Bonds to offer, sell or otherwise transfer such Bonds prior to the date which is two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act) after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Bonds, or any predecessor thereto (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission (the "SEC"), (c) for so long as the Bonds are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" within the meaning of subparagraph
(a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (an "Institutional Accredited Investor") that is acquiring the Bonds for its own account or for the account of another Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the regulations of the Securities Act and any other applicable securities laws, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Bonds is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an Institutional Accredited Investor and that it is acquiring such Bonds for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer pursuant to clause (d) or (e) prior to the Resale Restriction Termination Date of the Bonds to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

          2. We are an Institutional Accredited Investor purchasing for our own account or for the account of another Institutional Accredited Investor.

          3. We are acquiring the Bonds purchased by us for our own account, or for one or more accounts as to each of which we exercise sole investment discretion, for investment purposes and not with a view to, or for offer or sale in connection with any distribution in violation of, the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the Bonds, we invest in securities similar to the Bonds in the normal course of our business and we, and all accounts for which we are acting, are able to bear the economic risk of investment in the Bonds.

          4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                Very truly yours,

                                                Name of Transferee:_____________

                                                ________________________________

                                                By:_____________________________

                                                Date:___________________________


          Upon transfer the Bonds would be registered in the name of the new beneficial owner as follows:

Name:            ___________________________
Address:         ___________________________
                 ___________________________
Taxpayer ID No:  ___________________________

                                                                       Exhibit D

                                 ASSIGNMENT FORM

          To assign this Bond, fill in the form below: (I) or (we) assign and transfer this Bond to___________________________________________________________
________________________________________________________________________________

                          (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                           (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
as agent to transfer this Bond on the books of the Company. The agent may substitute another to act for him.
________________________________________________________________________________

Date:____________________          Your Signature:______________________________
                                                  (Sign exactly as your name
                                                   appears on the face of this
                                                   Bond)

Signature Guarantee:____________________________________________________________
                               (Participant in a Recognized Signature
                                     Guaranty Medallion Program)

                                                                     Exhibit E

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Mortgage Bond purchased by the Company pursuant to Article V Section 6(a) (Offer to Purchase Upon Change of Control) or Article V, Section 7 (Offer to Purchase by Application of Excess Proceeds) of the Supplemental Indenture, check the box below:

[_] Article V, Section 6(a) (Offer          [_] Article V, Section 7 (Offer to
    to Purchase Upon Change of Control)         Purchase by Application of
                                                Excess Proceeds)

          If you want to elect to have only part of the Mortgage Bond purchased by the Company pursuant to Section 6(a) (Offer to Purchase Upon Change of Control) or Article V, Section 7 (Offer to Purchase by Application of Excess Proceeds) of the Supplemental Indenture, state the amount you elect to have purchased:

          $_________________________

Date:     __________________________


Your Signature:_________________________________________________________________
               (Sign exactly as your name appears on the face of the Mortgage
               Bond)

Tax Identification No.:_________________________________________________________

SIGNATURE GUARANTEE:____________________________________________________________

                                             Signatures must be guaranteed by an
                                             "eligible guarantor institution"
                                             meeting the requirements of the
                                             Bond Registrar, which requirements
                                             include membership or participation
                                             in the Security Transfer Agent
                                             Medallion Program ("STAMP") or such
                                             other "signature guarantee program"
                                             as may be determined by the Bond
                                             Registrar in addition to, or in
                                             substitution for, STAMP, all in
                                             accordance with the Securities
                                             Exchange Act of 1934, as amended.

                                      E-1